UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TERRESTRIAL ENERGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Terrestrial Energy Inc.

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

(646) 687-8212

April 29, 2026

To the Stockholders of Terrestrial Energy Inc.:

We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the “Annual Meeting”) of Terrestrial Energy Inc. (the “Company”). The Annual Meeting will be held solely by means of remote communication via live webcast on Thursday, June 11, 2026 at 10:00 a.m. Eastern time. You may attend the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/IMSR2026. During the Annual Meeting, you may submit questions and, prior to and during the Annual Meeting until polls are closed, you may vote by logging into www.virtualshareholdermeeting.com/IMSR2026 using your stockholder information provided on the Notice of Internet Availability of Proxy Materials described below.

As permitted by the rules of the U.S. Securities and Exchange Commission, we are furnishing our proxy materials to stockholders primarily over the Internet. We sent a Notice of Internet Availability of Proxy Materials on or about April 29, 2026, to our stockholders of record at the close of business on April 20, 2026. The notice contains instructions on how to access our Proxy Statement and Fiscal 2025 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the notice.

We sincerely hope that you can attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, by telephone, or by mail. Instructions regarding submitting a proxy by Internet and telephone are included on the proxy card.

Sincerely,

/s/ Simon Irish
Simon Irish Chief Executive Officer

Terrestrial Energy Inc.

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

(646) 687-8212

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2026 AT 10:00 A.M.

The 2026 Annual Meeting of Stockholders of Terrestrial Energy Inc. (the “Company”) will be held solely by means of remote communication via live webcast at www.virtualshareholdermeeting.com/IMSR2026 on Thursday June 11, 2026 at 10:00 a.m. Eastern time (together with and any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	to elect three directors of the Company to serve as Class I directors for three-year terms expiring at the 2029 annual meeting of stockholders, until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;
2.	to ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.	to transact such other business, if any, as may properly come before the Annual Meeting.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

We have fixed April 20, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s common stock and the Company’s special voting preferred stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and they or their proxy holders may be deemed to be present in person and vote at the Annual Meeting by means of remote communication via live webcast. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to review these proxy materials and submit your voting instructions in advance of the Annual Meeting by Internet, telephone, or mail, as described in the enclosed proxy statement or on the enclosed proxy card. You may also vote your shares electronically at the Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/IMSR2026.

The Board of Directors recommends that stockholders vote “FOR” each of the three director nominees and “FOR” the ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

You may revoke your proxy at any time prior to or at the Annual Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting electronically at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 11, 2026: the Proxy Statement and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com.

By order of the Board of Directors,

/s/ Brian Thrasher
Brian Thrasher
Chief Financial Officer
Charlotte, North Carolina
April 29, 2026

TERRESTRIAL ENERGY INC.

April 29, 2026

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2026

The Board of Directors (the “Board of Directors” or “Board”) of Terrestrial Energy Inc. (the “Company”) is furnishing you this proxy statement to solicit, on its behalf, proxies to be voted at the Company’s 2026 Annual Meeting of Stockholders (together with and any adjournments or postponements thereof, the “Annual Meeting”) to be held on Thursday, June 11, 2026 at 10:00 a.m. Eastern time, solely by means of remote communication via live webcast at www.virtualshareholdermeeting.com/IMSR2026. These proxy materials are first being mailed or made available to stockholders on or about April 29, 2026.

The entire cost of soliciting these proxies will be borne by the Company. In addition to the delivery of the proxy materials by mail, the Company may request banks, brokers, and other record holders, or a proxy solicitor acting on its behalf, to send proxies and proxy materials to the beneficial owners of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), and to secure the voting instructions of such beneficial owners. The Company will reimburse any such banks, brokers, other record holders, or proxy solicitors acting on its behalf for their reasonable expenses in so doing. The Company has not engaged a proxy solicitor to solicit proxies from stockholders; however, the Company retains the right to do so if it deems such solicitation necessary. Furthermore, the Company may also use one or more of its current employees, who will not be specially compensated, to solicit proxies from stockholders in person, by telephone, by e-mail, or by special letter.

The Annual Meeting will be held for the purpose of considering and voting upon the following:

1.	to elect three directors of the Company to serve as Class I directors for three-year terms expiring at the 2029 annual meeting of stockholders, until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;
2.	to ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.	to transact such other business, if any, as may properly come before the Annual Meeting.

The Board is not aware of any other business to come before the Annual Meeting.

GENERAL INFORMATION CONCERNING VOTING

Date, Time, and Place

You will be able to attend the Annual Meeting solely by means of remote communication via live webcast at www.virtualshareholdermeeting.com/IMSR2026 at 10:00 a.m., Eastern time, with log-in beginning at 9:45 a.m., Eastern Time, on June 11, 2026. You will be able to attend the Annual Meeting and vote during the Annual Meeting by entering your stockholder information provided on the Notice previously mailed to you. If you hold shares in street name, you must vote by giving instructions to your bank or broker. You should follow the instructions on the form that you receive from your bank or broker in order to submit your voting instructions by proxy or questions.

Purpose of the Annual Meeting

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following:

1.	to elect three directors of the Company to serve as Class I directors for three-year terms expiring at the 2029 annual meeting of stockholders, until their successors are duly elected and qualified, or until their earlier death, resignation, or removal;
2.	to ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.	to transact such other business, if any, as may properly come before the Annual Meeting.

The Board is not aware of any other business to come before the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors has determined that each of the proposals numbered 1 and 2 is advisable and in the best interests of the Company and its stockholders and recommends that stockholders vote “FOR” each of the three director nominees and “FOR” the ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Who May Vote

Stockholders of record of Common Stock and of the Company’s special voting preferred stock, par value $0.0001 per share (the “Special Voting Stock”), as of the close of business on April 20, 2026, the record date established by the Board of Directors (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy. Each holder of a share of Common Stock is entitled to one vote on each matter expected to be presented at the Annual Meeting, including the election of directors. Each holder of a share of Special Voting Stock will be entitled to cast on each such matter a number of votes equal to (a) the number of Exchangeable Shares (as defined below) held by such holder as of the Record Date multiplied by (b) 44.7029 (the “Exchange Ratio”), including the election of directors.

“Exchangeable Shares” means, collectively, the Class B exchangeable shares (the “Class B Exchangeable Shares”) and Class C exchangeable shares (the “Class C Exchangeable Shares”) in the capital of Terrestrial Energy Canada (Exchange) Inc., a corporation existing under the laws of the Province of Ontario (“ExchangeCo”), including any Class B Exchangeable Shares, Class C Exchangeable Shares, or other securities received by holders of Class B Exchangeable Shares and/or or Class C Exchangeable Shares in connection with any reclassification, exchange, merger, consolidation, or other similar reorganization of ExchangeCo pursuant to which Class B Exchangeable Shares and/or Class C Exchangeable Shares are changed or converted into, or exchanged for Class B Exchangeable Shares, Class C Exchangeable Shares, or other securities.

On the Record Date, there were (i) 82,295,152 shares of Common Stock outstanding and entitled to vote at the Annual Meeting (representing an equal number of aggregate votes) and (ii) 22 shares of Special Voting Stock outstanding and entitled to vote at the Annual Meeting (representing an aggregate of 23,442,495 votes). Stockholders do not have cumulative voting rights.

Voting Methods

You may vote during the Annual Meeting by logging into www.virtualshareholdermeeting.com/IMSR2026 and entering your stockholder information provided on the Notice previously mailed to you, by submitting a proxy by mailing the enclosed proxy card, or by submitting voting instructions by telephone or on the Internet. Instructions regarding submitting your proxy or voting instructions by telephone and on the Internet are included on the enclosed proxy card. You may not submit your voting instructions by telephone or on the Internet after 11:59 p.m. Eastern Time on Wednesday, June 10, 2026. If you choose to submit a proxy by mail, please mark, sign, and date the proxy card and return it in the enclosed postage-paid envelope. If a bank, broker, or other nominee (“broker”) holds your shares, you will receive voting instructions directly from the broker.

You will need to obtain your own live webcast access if you choose to attend the Annual Meeting and/or vote. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker to obtain your 16-digit control number or otherwise vote through the bank or broker. The Annual Meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin shortly before the Annual Meeting on June 11, 2026.

Submitting a Proxy

The form of proxy solicited by the Board permits you to specify a (i) choice among “for” and “withhold” for each of the three director nominees, and (ii) a choice among “for,” “against,” and “abstain” with respect to the ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. All shares of Common Stock and Special Voting Stock as of the close of business on the Record Date represented by valid proxies that the Company receives through this solicitation, and that are not validly revoked, will be voted according to your instructions on the proxy card or as instructed by phone or via the Internet. If you properly submit a proxy without giving specific voting instructions, your shares of Common Stock and/or Special Voting Stock will be voted in accordance with the Board of Directors’ recommendations. If other matters properly come before the Annual Meeting, the persons appointed to vote the proxies will vote on these matters in accordance with their discretion. The Board of Directors has selected Brian Thrasher and Steven Millsap to act as proxies for our stockholders with full power of substitution and resubstitution at the Annual Meeting. Either of them is authorized to vote all proxies to vote shares of Common Stock and/or Special Voting Stock at the Annual Meeting that are granted by stockholders of record of the Company as of the Record Date. The enclosed proxy card with respect to the Annual Meeting is solicited by the Board of Directors.

Revocability of Proxies

Even if you execute a proxy card or submit a proxy by telephone or over the Internet, you have the right to revoke it and change your vote by notifying us at any time before your shares are voted at the Annual Meeting. You may revoke a proxy at any time by submitting written notice of revocation to Steven Millsap, the Company’s General Counsel, and Secretary, before the shares are voted, by submitting a proxy having a later date, or by appearing and voting at the Annual Meeting. Unless so revoked, the shares of Common Stock and/or Special Voting Stock represented by the valid proxies received pursuant to this solicitation will be voted in accordance with the specifications given therein. Attendance at the Annual Meeting, without voting, will not serve to revoke a previously submitted proxy.

Quorum and Vote Necessary for Action

Quorum. The presence of the holders of a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting, present by means of remote communication, or represented by proxy, is necessary to constitute a quorum. The shares of capital stock issued and outstanding and entitled to vote at the Annual

Meeting are the shares of Common Stock and Special Voting Stock issued and outstanding at the close of business on the Record Date.

Required Vote. Our bylaws provide that directors are elected (Proposal 1) by a plurality of the votes cast such that the three director nominees receiving the highest number of votes cast by stockholders at the Annual Meeting (excluding any abstentions or broker non-votes) will be elected as directors. Our bylaws provide that the ratification of the appointment of UHY LLP as our independent registered accounting firm for the fiscal year ending December 31, 2026 (Proposal 2) requires the affirmative vote of the majority of votes properly cast by stockholders on Proposal 2 (excluding any abstentions or broker non-votes) at the Annual Meeting. You may vote “for” or “withhold” for Proposal 1 and “for,” “against,” or “abstain” with respect to Proposal 2.

Broker Non-Votes. A broker holding shares in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s shares with respect to “routine” matters if the client does not provide voting instructions. The broker, however, is not permitted to vote the client’s shares with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when a broker submits a proxy for a client’s shares but does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner of such shares. Broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Brokers do not have discretionary power to vote on the election of directors, which is considered a “non-routine” matter. Broker non-votes will not be treated as votes cast on Proposal 1 and, therefore, will have no effect on the vote required for Proposal 1. Proposal 2 is considered a “routine” matter and therefore we do not expect any broker non-votes with respect to Proposal 2. The failure to instruct your broker on how to vote on Proposal 1 or Proposal 2 therefore will have no effect on the outcome of the vote on those Proposals.

“Routine” and “Non-routine” Matters. Proposal 2 is considered to be a “routine” matter. Therefore, even if your broker does not receive voting instructions from you, your broker is entitled (but not required) to vote your shares on Proposal 2. The election of directors (Proposal 1), is considered a “non-routine” matter under applicable stock exchange rules, and your broker is not entitled to vote your shares on Proposal 1 without your instructions.

Abstentions and Withheld Votes. The form of proxy card solicited by the Board permits you to specify a (i) choice among “for” and “withhold” for each of the three director nominees (Proposal 1), and (ii) a choice among “for,” “against,” and “abstain” with respect to the ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. If you “withhold” your vote for any of the three director nominees or “abstain” from voting with respect to the ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2), your shares will be counted for purposes of determining whether a quorum is present but will not be treated as cast either for or against Proposals 1 or 2, and therefore will have no effect on the outcome of the vote for such proposals.

There are no appraisal rights with respect to the matters proposed to be acted upon at the Annual Meeting.

Change in Control of the Company

HCM II Acquisition Corp. (“HCM II”) was a special purpose acquisition company incorporated on April 4, 2024, as a Cayman Islands exempted corporation for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” (the “Company”). On October 28, 2025, pursuant to the Business Combination Agreement, by and among HCM II, HCM II Merger Sub Inc., a direct wholly owned subsidiary of HCM II (“Merger Sub”), and Terrestrial Energy Development Inc. (“TEDI”),  dated as of March 26, 2025, as amended by Amendment No. 1 dated effective as of October 26, 2025 (the “Business Combination Agreement”), the Company completed the domestication, merger and other transactions contemplated by the Business Combination Agreement (the “Business Combination”) with TEDI, with TEDI surviving as a wholly owned subsidiary of the Company. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree. Upon closing of the Business Combination, the Company’s

Common Stock and redeemable warrants exercisable for one share of Common Stock at a price of $11.50 per share began trading on Nasdaq under the symbols “IMSR” and “IMSRW”, respectively.

REFERENCES TO OUR WEBSITE ADDRESS

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the rules of the Securities and Exchange Commission (also referred to as the “SEC”). These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock that may be acquired upon exercise of stock options or warrants that are exercisable or that become exercisable within 60 days of April 20, 2026 are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 20, 2026 by (i) each of our directors and named executive officers and (ii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, (i) none of the shares of Common Stock listed below are held under a voting trust or similar agreement, except as noted, and (ii) there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

The information below is based on an aggregate of 82,295,152 shares of Common Stock outstanding as of April 20, 2026. Unless otherwise indicated, we believe that all persons named in the table have shared or sole voting and investment power with respect to all shares of Common Stock beneficially owned by them and the business address of each of the following entities or individuals is 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217.

Directors and Executive Officers of the Company	Amount and Nature of Beneficial Ownership	Percent of Class
Simon Irish(1)	8,806,181	10.2%
Brian Thrasher(2)	52,168	*	%
Steven Millsap	—	*	%
David LeBlanc(3)	8,386,017	9.0%
William Smith(4)	1,595,894	1.9%
Frederick Buckman(5)	312,168	*	%
Hugh MacDiarmid(6)	2,166,904	2.6%
David Hill(7)	655,487	*	%
William Johnson(8)	134,109	*	%
Charles Pardee(9)	364,381	*	%
Shawn Matthews(10)	7,119,230	8.3%
Robert Jones(11)	7,465	*	%
All officers and directors as a group (12 individuals)	29,600,004	28.6%
Five Percent Holders
Roberto M. Sella and Francine F. Sella(12)	15,378,689	18.4%

*Less than one percent

(1) Consists of (i) 2,295,934 shares of Common Stock held directly by Mr. Irish, 2,818,520 shares of Common Stock held indirectly by SWH Capital LLC (“SWH”) and 52,255 shares of Common Stock held indirectly by Equity Trust Company Custodian FBO Simon Irish, IRA (the “Simon Irish IRA”); (ii) 490,972 shares of Common Stock issuable upon the exercise of options; (iii) 44,703 shares of Common Stock issuable upon the exercise of warrants assumed by the Company pursuant to the Business Combination Agreement (the “Legacy Terrestrial Warrants”); (iv) 89,406 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants that are held by the Simon Irish IRA and (v) 3,014,391 shares of Common Stock (including shares of Common Stock issuable upon the exchange of Exchangeable Shares) held by Mr. LeBlanc and subject to the voting agreement between Mr. Irish and Mr. LeBlanc (the “Voting Agreement”).  The Voting Agreement provides that to the extent Mr. LeBlanc would otherwise be entitled to cast more votes on any matter submitted to Company stockholders than Mr. Irish, Mr. LeBlanc has granted Mr. Irish the power to direct the voting of such excess shares. Mr. Irish maintains sole voting and investment power over the securities held by SWH and the Simon Irish IRA and thus may be deemed to beneficially own such securities. The amount reported does not include an additional 4,810,035 shares of Common Stock underlying stock options held by Mr. Irish that have vested but are not exercisable within 60 days of April 20, 2026.

(2) Consists of 52,168 shares of Common Stock issuable upon the exercise of options.

(3) Consists of (i) 5,981 shares of Common Stock held directly by Mr. LeBlanc; (ii) 11,175,778 shares of Common Stock issuable upon the exchange of Exchangeable Shares; (ii) 145,463 shares of Common Stock issuable upon the exercise of options; (iii) 17,881 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants; (iv) 13,731 shares of Common Stock held by M. Denis-LeBlanc Medecine Societe Professionelle (the “LeBlanc Entity”); (v) 41,574 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants that are held by the LeBlanc Entity; and (vi) the removal of 3,014,391 shares of Common Stock (including shares of Common Stock issuable upon the exchange of Exchangeable Shares) held by Mr. LeBlanc and subject to the Voting Agreement. The LeBlanc Entity is an entity wholly owned by Mr. LeBlanc’s wife, and, as such, Mr. LeBlanc may be deemed to beneficially own such shares.

(4) Consists of 1,595,894 shares of Common Stock issuable upon the exercise of options.

(5) Consists of (i) 6,669 shares of Common Stock held directly by Mr. Buckman; (ii) 223,515 shares of Common Stock issuable upon the exercise of options; (iii) 22,351 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants; and (iv) 14,930 shares of Common Stock held by the Frederick and Marion Buckman Family Trust dated July 25, 2014 (the “Buckman Trust”) and (v) 44,703 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants that are held by the Buckman Trust. Mr. Buckman maintains sole voting and investment power over the securities held by the Buckman Trust and thus may be deemed to beneficially own such securities.

(6) Consists of (i) 25,946 shares of Common Stock and 558,787 shares of Common Stock issuable upon the exchange of Exchangeable Shares held directly by Mr. MacDiarmid; (ii) 1,369,832 shares of Common Stock issuable upon the exercise of options; (iii) 78,230 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants; and (iv) 134,109 shares of Common Stock issuable upon the exchange of Exchangeable Shares held by Visex Management Corporation (“Visex”).  Mr. MacDiarmid maintains sole voting and investment power over the shares held by Visex and thus may be deemed to beneficially own such shares.

(7) Consists of (i) 18,470 shares of Common Stock held directly by Mr. Hill; (ii) 581,138 shares of Common Stock issuable upon the exercise of options; and (iii) 55,879 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants.

(8) Consists of 134,109 shares of Common Stock issuable upon the exercise of options.

(9) Consists of (i) 6,758 shares of Common Stock held directly by Mr. Pardee; (ii) 335,272 shares of Common Stock issuable upon the exercise of options; and (iii) 22,351 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants.

(10) Consists of (i) 533,514 shares of Common Stock and 1,788,117 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants held directly by Mr. Matthews; (ii) 2,755,000 shares of Common Stock and 775,000 shares of Common Stock issuable upon the exercise of private placement warrants (as described below) distributed by the Sponsor (as defined below) to Mr. Matthews; and (iii) 1,267,599 shares of Common Stock issuable upon the exercise of private placement warrants held by Hondo Holdings LLC (“Hondo”). The Resale Securities consist of 1,267,599 private placement warrants issued in connection with the conversion of outstanding Working Capital Loans (as defined below) to Hondo. Mr. Matthews is the sole managing member of Hondo and holds voting and investment power with respect to securities held of record by Hondo.

(11) Consists of 7,465 shares of Common Stock issuable upon the exercise of option.

(12) Consists of (i) 180,316 shares of Common Stock held directly by Roberto M. Sella (“Mr. Sella”); (ii) 539,117 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants by Mr. Sella; (iii) 12,244,088 shares of Common Stock held jointly by Roberto M. Sella and Francine M. Sella (iv) 223,515 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants by Roberto M. Sella and Francine M. Sella; (v) 807,873 shares of Common Stock held by the Roberto M. Sella 2012 Family Trust (the “Sella Trust”); (vi) 730,446 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants by the Sella Trust; and (vii) 653,334 shares of Common Stock held by LL Charitable Foundation. The address of Mr. and Mrs. Sella and the Sella Trust is 2400 Market Street, Philadelphia, PA 19103. Mr. Sella has sole voting and dispositive power over 719,433 shares of Common Stock. Mr. Sella, the Sella Trust, and the LL Charitable Foundation have shared voting and dispositive power over 14,659,256, 1,538,319, and 653,334 shares of Common Stock, respectively.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, three Class I directors are to be elected to hold office until the 2029 Annual Meeting, until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.

Our Board currently consists of nine members and is divided into three classes, with each Class I director having a term that expires at the Annual Meeting, each Class II director having a term that expires at the 2027 annual meeting of stockholders, and each Class III director having a term that expires at the 2028 annual meeting of stockholders, or in each case until their respective successor is duly elected and qualified, subject to such director’s earlier death, disqualification, resignation, or removal. The class up for election at the Annual Meeting is Class I, whose members are currently Frederick Buckman, William Johnson, and Hugh MacDiarmid.

Upon the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board has nominated and recommended Frederick Buckman, William Johnson, and Hugh MacDiarmid for election to our Board as Class I directors at the Annual Meeting.

Shares represented by all proxies received by us and not marked so as to withhold authority to vote for any individual nominee will be voted “FOR” the election of the three nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board.

The Board of Directors recommends a vote “FOR” each of Frederick Buckman, William Johnson, and Hugh MacDiarmid for election as Class I directors of the Company.

Properly submitted proxies will be voted “FOR” election of each of the three nominees identified above unless otherwise specified.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Below are the names of, and certain information about, our current directors, including the principal occupation and business experience of each such person during the past five years.

Name	Age	Position	Classification	Date Named to the Board
Nominees
Frederick Buckman	80	Director, Chairperson	Class I	October 20, 2025
William Johnson	72	Director	Class I	October 20, 2025
Hugh MacDiarmid	74	Director	Class I	October 20, 2025
Continuing Directors
Simon Irish	57	Chief Executive Officer and Director	Class III	October 20, 2025
David LeBlanc	59	Chief Technology Officer and Director	Class III	October 20, 2025
David Hill	77	Director	Class II	October 20, 2025
Robert Jones	75	Director	Class II	October 20, 2025
Shawn Matthews	59	Director	Class II	October 20, 2025
Charles Pardee	66	Director	Class III	October 20, 2025

We believe that the below-mentioned attributes, along with the leadership skills and other experiences of the officers and board members described below, provide the Company with a diverse range of perspectives and judgment necessary to facilitate the goals of the Company and be good stewards of capital.

Director Nominees

Dr. Frederick Buckman. Dr. Frederick Buckman served as a director of the Company’s predecessor since 2017 and as a member of the Board since October 28, 2025. Dr. Buckman previously held other directorships for several companies, including Pacific Gas & Electric Company from April 2019 to November 2019, Solomon Corporation from 2014 to 2019, and StanCorp Financial Group from 1996 to 2021. In 1999, Dr. Buckman founded and was Chairman and Chief Executive Officer of Trans-Elect Development Company Inc., which became the first independent transmission company in North America. Earlier in his career, Dr. Buckman was the Chief Executive Officer and President of PacifiCorp, where he helped transform PacifiCorp from a regional utility to an international energy company, and, prior to that, he was the President and Chief Executive Officer of Consumers Power Company. Dr. Buckman also served as the Managing Partner of Brookfield Asset Management, where he was responsible for Brookfield’s utility sector, and the President of the Power Group of The Shaw Group Inc., where he oversaw Shaw’s fossil and nuclear power industry capabilities. Dr. Buckman holds a Ph.D. in Nuclear Engineering from the Massachusetts Institute of Technology and a B.S.E. in Science Engineering from the University of Michigan. Dr. Buckman currently serves as a director and the Chairperson of Board. We believe that Dr. Buckman is well qualified to serve on the due to his extensive experience serving as an executive officer and director of several energy companies.

William Johnson. William Johnson served as a director of the Company’s predecessor since 2023 and as a member of the Board since October 28, 2025. Mr. Johnson has almost 40 years of experience in and around the utility business. He started his career in 1983 as an attorney with Hunton & Williams, a firm focused broadly on the utility industry, where he represented utilities across the United States. After becoming a partner in the firm in 1990, he transitioned to working directly in the utility field. Since 1992, Mr. Johnson has served in nearly every executive capacity within utility companies and has been the Chief Executive Officer of three large utilities (Progress Energy, Tennessee Valley Authority, and Pacific Gas & Electric). Mr. Johnson has broad experience in operations, public and governmental affairs, finance, mergers and acquisitions and other aspects of the utility business. He currently holds directorships on a number of corporate boards, including TC Energy (TSX: TRP) and Nisource Inc. (NYSE: NI). Mr. Johnson holds a J.D. degree from the University of North Carolina School of Law, graduating summa cum laude, and a B.A. degree from Duke University in North Carolina. We believe that Mr. Johnson is well qualified to serve as a director on the Board due to his extensive utility and legal experience.

Hugh MacDiarmid. Hugh MacDiarmid served as a director of the Company’s predecessor since 2014, where he also served as Chairperson until February 2025, and has served as a member of the Board since October 28, 2025.

Mr. MacDiarmid currently serves as a director of Ridge Canada Cyber Solutions Inc., a managing general agency for cyber risk insurance. Mr. MacDiarmid also served on the board of directors of SeaCube Container Leasing Limited, a global-scale marine container leasing firm, from 2013 to 2023, and of Pinnacle Renewable Energy, a wood pellet producer, from 2018 to 2021. From 2008 to 2011, Mr. MacDiarmid served as the President and Chief Executive Officer of Atomic Energy of Canada Limited. Previously, Mr. MacDiarmid was the President and Chief Executive Officer of Laidlaw Transit Inc. from 2003 to 2005, Executive Vice-President, Commercial of Canadian Pacific Railway from 1995 to 2001, and President and Chief Executive Officer of Lumonics Inc. from 1987 to 1990. Early in his career, Mr. MacDiarmid was an Associate and then Principal with McKinsey & Company, a leading international management consulting firm. Mr. MacDiarmid holds an M.B.A. from Stanford University, graduating as a Miller Scholar, and an H.B.A. in Business Administration from Western University. We believe that Mr. MacDiarmid is well qualified to serve as a director on the Board due to his significant executive experience serving on corporate boards, his executive experience gained as CEO of Atomic Energy of Canada Limited and several other C-Suite roles, and as a former Chairman of Terrestrial Energy.

Continuing Directors

Simon Irish. Simon Irish served as Chief Executive Officer and a member of the board of directors of the Company’s predecessor since 2014 and as Chief Executive Officer of the Company and a member of the Board since October 28, 2025. Mr. Irish brings more than 20 years of finance and investment management experience across a broad range of market sectors and industries, both domestically and internationally. Previously, Mr. Irish held senior positions for nearly 8 years at Man Global Strategies (“MGS”), including head of MGS in North America. MGS is the strategic investment division of Man Group Plc (“MAN”), a leading global investment management business. During his time at MGS, Mr. Irish was responsible for building and managing the largest and most active strategic investment and managed account business in North America at the time. Mr. Irish was also a member of MAN’s Investment Committee and responsible for corporate acquisition opportunities in North America. Prior to that, Mr. Irish was a derivatives structurer and trader at Credit Suisse Financial Products, a London-based investment firm and a leading global bank in the derivatives sector. Mr. Irish holds an MA in Natural Sciences from Cambridge University and an MSc in Finance from the London Business School. We believe that Mr. Irish is well qualified to serve as Chief Executive Officer of the Company, and as a director of the Board, due to his deep understanding of Terrestrial Energy’s business and his significant investment banking and finance experience.

Dr. David LeBlanc. Dr. David LeBlanc  served as Chief Technology Officer and as a member of the board of director of the Company’s predecessor since 2013 and as the Company’s Chief Technology Officer and as a member of the Board since October 28, 2025. Dr. LeBlanc is a globally recognized expert and leader on molten salt reactors and has dedicated his career to the improvement and realization of advanced nuclear power systems, in particular MSR technologies. Dr. LeBlanc is the sole private sector member of the Gen IV International Forum, an intergovernmental research group focused on advanced reactors. In 2008, Dr. LeBlanc founded Ottawa Valley Research Associates Ltd. to advance MSR technologies and has filed patents relating to such technologies that have specific bearing on improving and broadening the commercial application of the MSR technology. Dr. LeBlanc is a frequent speaker at international nuclear industry conferences on Molten Salt Reactor design concepts, he has had numerous news media engagements covering MSR technologies, and his numerous academic articles are extensively cited. Dr. LeBlanc holds a Ph.D. and M.Sc. in Physics from the University of Ottawa and a B.Sc. in Physics from the University of New Brunswick.

Dr. David Hill. Dr. David Hill served as a director of the Company’s predecessor since 2014 and as a member of the Board since October 28, 2025. Dr. Hill is a scientist with 35 years of career experience in nuclear research and nuclear laboratory management. From 2005 to 2012, Dr. Hill was Deputy Laboratory Director for Science and Technology at Idaho National Laboratory. From 1984 to 2012, Dr. Hill held senior executive management positions in the foremost national nuclear laboratories in the U.S., specifically Argonne National Laboratory, Oak Ridge National Laboratory and Idaho National Laboratory. During this period, he led major projects, oversaw hundreds of staff, and managed annual research and development budgets totaling hundreds of millions of dollars. Dr. Hill holds a Ph.D. and B.Sc. in mathematical physics from the Imperial College, London University, and an M.B.A. from the University of Chicago Graduate School of Business. He is a Fellow of the American Nuclear Society and Member of the International Nuclear Academy.

Robert Jones. Robert Jones served as a director of the Company’s predecessor since 2025 and as a member of the Board since October 28, 2025. Mr. Jones is a seasoned finance professional with over 50 years of experience in the financial sector. Mr. Jones served in various positions at Morgan Stanley from 1974 to 2024. Mr. Jones ran the Global Power and Utility Group at Morgan Stanley from 1990 to 1997. In 1997, Mr. Jones was named the Vice Chairman of Investment Banking, a position he held until 2009. From 2009 to 2024, Mr. Jones was a Senior Advisor to Morgan Stanley. In 2007, Mr. Jones was elected to the board of directors of Progress Energy Corporation, on which he served until its merger with Duke Energy in 2012. While serving on the board, Mr. Jones chaired the Finance Committee and was a member of both the Executive Committee and the Organization and Compensation Committee. In 2013, Mr. Jones was elected to the board of directors of BATS Global Markets Inc. where he chaired the Compensation Committee until the company was sold to the Chicago Board of Options Exchange in 2017. From 2015 to 2019, Mr. Jones also served on the board of directors of the Electric Power Research Institute. Mr. Jones received his B.A. from Colgate University and his M.B.A. from Harvard Business School.

Shawn Matthews. Shawn Matthews has served as a member of the Board since the inception of the Company and previously served as Chairman of the Board and Chief Executive Officer of the Company from its inception until October 28, 2025. Mr. Matthews is a financial services expert and entrepreneur with more than 30 years of management experience in public and private corporations. On January 20, 2022, HCM Acquisition Corp (Nasdaq: HCMA) (“HCM”), raised $287 million in its initial public offering, led by Mr. Matthews as Chairman and CEO. Since January 2019, Mr. Matthews founded and has served as the Chief Investment Officer of Hondius Capital Management, an alternative investment firm. In such capacity, he is responsible for the overall success of Hondius Capital Management with a particular focus on managing all firm investments. Mr. Matthews is the founder and Chief Executive Officer of Hondius Energy and its affiliate, HondGo, owners and operators of fast chargers and batteries for electric vehicles. Mr. Matthews is also the Chief Executive Officer of Mercator Power, a company that provides installation services for fast chargers and batteries for electric vehicles. From March 2009 until December 2018, Mr. Matthews served as Chief Executive Officer of Cantor Fitzgerald & Co., a leading financial services firm. Mr. Matthews also served as a member of the Executive Committee of the Cantor Fitzgerald & Co. from March 2009 until December 2018. During his tenure at Cantor Fitzgerald & Co., Mr. Matthews played a significant role in the growth of the company, with significant revenue and earnings growth during his tenure. In addition, while serving as the Chief Executive Officer of Cantor Fitzgerald & Co., Mr. Matthews founded and oversaw their sizeable SPAC business. Mr. Matthews also served on the board of directors of Securities Industry and Financial Markets Association from January 2011 through December 2013. Since July 7, 2025, Mr. Matthews has also served as Chief Executive Officer of DNA Holdings Venture, Inc., a leader in integrating Web 3, cryptocurrency, artificial intelligence, and capital markets. Mr. Matthews received his M.B.A. from Hofstra University and a B.S. in Finance and Economics from the Fairfield University Dolan School of Business. Pursuant to the Business Combination Agreement, HCM II was granted rights to designate one director for election to the Board and selected Mr. Matthews.

Charles Pardee. Charles Pardee served as a director of the Company’s predecessor since 2024 and as a member of the Board since October 28, 2025. Mr. Pardee has also served on the board of directors of Xcel Energy Inc. (Nasdaq: XEL) since 2020 and Emirates Nuclear Energy Corporation since 2019. Mr. Pardee has more than three decades of leadership experience in the electric utility industry, including past operational responsibilities at a dozen U.S. nuclear stations. Mr. Pardee also provides consulting services for U.S. and internal nuclear generation businesses. From 2013 to 2017 he was Executive Vice President and Chief Operating Officer of the Tennessee Valley Authority (“TVA”), the largest public power provider in the United States and the sixth largest by generating capacity with approximately 35 gigawatts, of which nuclear generation is 40 percent. Prior to joining TVA, he was Chief Operating Officer of Exelon Generation, where he led more than 10,000 employees and managed 30,000 megawatts of diverse generation, including the nation’s largest nuclear fleet. At the same time, he served as chairman of Constellation Energy Nuclear Group, an Exelon subsidiary. From 2018 to 2023, Mr. Pardee was a member of the Nuclear Safety Advisory Board of Tokyo Electric Power Company. Mr. Pardee holds a B.S. in Marine Engineering from the United States Merchant Marine Academy and completed the Harvard Advanced Management Program.

Information Concerning Executive Officers

Below are the names of, and certain information about our current executive officers, including the principal occupation and business experience of each such person during the past five years.

Name	Age	Position	Date Named as Executive Officer
Simon Irish	57	Chief Executive Officer and Director	October 28, 2025
David LeBlanc	59	Chief Technology Officer and Director	October 28, 2025
Brian Thrasher	52	Chief Financial Officer	October 28, 2025
William Smith	74	Chief Operating Officer	October 28, 2025
Steven Millsap	58	General Counsel, Secretary and Chief Compliance Officer	October 28, 2025

Below is background information relating to our executive officers. Simon Irish and David LeBlanc are discussed above under “Information Concerning Directors and Nominees for Director”.

Brian Thrasher. Brian Thrasher has served as Chief Financial Officer of the Company and its predecessor since May 2025. Mr. Thrasher has more than 25 years of financial management experience holding executive management positions and serving as an officer at multi-billion dollar public and private companies. Before joining Terrestrial Energy, Mr. Thrasher served as Chief Financial Officer of Hilco Transport, Inc., from November 2021 to May 2025. Prior to that, Mr. Thrasher served in various accounting roles at Hanesbrands Inc. from April 2015 to November 2021. Throughout his career, Mr. Thrasher developed expertise in strategic financial planning, public market reporting and financing, budgeting, forecasting, and systems development and implementation. Mr. Thrasher has successfully led cross-functional teams, and played key roles in mergers and acquisitions, capital structuring, and regulatory compliance. Mr. Thrasher was a member of the board of directors of Hilco Transport, Inc, a specialty trucking company, from 2021 until 2025. Mr. Thrasher began his career in public accounting at Ernst & Young before transitioning to industry. His audit work focused primarily on large multi-national public companies. Mr. Thrasher holds a B.B.A. from Acadia University and a M.Acc. from The University of Alabama. He is a CPA licensed in the state of North Carolina and is a member of the North Carolina Association of Certified Public Accountants as well as the American Institute of Certified Public Accountants.

William Smith. William Smith has served as Chief Operating Officer of the Company and its predecessor since July 2025. Prior to that, Mr. Smith has served as Senior Vice President, Operations and Engineering of the Company’s predecessor since 2016. Throughout his 44-plus years of experience in the energy sector, including over 20 years in the nuclear industry, Mr. Smith has developed deep experience and capability in major project execution, building team capability and managing external interfaces with clients, suppliers and regulators. Prior to joining the Company’s predecessor in 2016, Mr. Smith worked at Siemens Canada, where he eventually became the Senior Vice President of its Canadian energy business. Mr. Smith was responsible for all sales and marketing, manufacturing, service delivery, and project management and successfully helped build the business into a billion-dollar enterprise. Prior to that, from 1981 to 2002, Mr. Smith worked at Ontario Hydro and Ontario Power Generation, where he advanced to the level of Vice President of Supply Chain, where his responsibilities included all nuclear procurement, materials management and source surveillance activities. Mr. Smith holds an M.B.A. from York University and a B. Eng. from Carleton University. He is a Professional Engineer registered with the Professional Engineers of Ontario and with the Association of Professional Engineers and Geoscientists of Alberta.

Steven Millsap. Steven Millsap has served as General Counsel, Secretary and Chief Compliance Officer of the Company and its predecessor since July 2025. Mr. Millsap has more than 27 years of legal experience, including over 24 years as in-house legal counsel at private and publicly traded companies. Before joining the Company’s predecessor, he held senior leadership roles where he led legal functions, worked with cross-functional teams, and served as an advisor on governance, risk management, corporate, commercial, operational, intellectual property, litigation, and compliance matters. Recently, he served as the Vice President, General Counsel, Secretary and Chief Compliance Officer at Divergent Technologies, Inc. from 2022 to 2025 and Chief Legal Officer of Virginia Transformer Corp. from April 2025 to July 2025. Prior to that, he served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer at Global Advanced Metals Pty Limited from 2012 to 2022. Prior to that, he was in-house counsel at Polymer Group, Continental Tire, and CarMax. He began his legal career at the law firms of McGuireWoods and Wright, Robinson, Osthimer & Tatum. He holds a B.A.

in Economics from Rollins College, a J.D. from Florida State University College of Law, and an LL.M. in Intellectual Property from the University of New Hampshire Franklin Pierce School of Law.

CORPORATE GOVERNANCE MATTERS

Director Independence

Under the Company’s corporate governance guidelines and Nasdaq rules, a director will not be independent unless the Board affirmatively determines that the director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

The Board undertook a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that each of Frederick Buckman, Shawn Matthews, Hugh MacDiarmid, David Hill, William Johnson, Charles Pardee, and Robert Jones was considered an “independent director” as defined under the Nasdaq listing requirements and rules and the applicable rules of the 1934 Securities and Exchange Act, as amended (the “Exchange Act”).

Board Meetings and Board Attendance at the Annual Meeting

Although the Company does not have a formal requirement for director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the Annual Meeting by means of remote communication per the Company’s Corporate Governance Guidelines.

Our Board met two (2) times during the year ended December 31, 2025. During 2025, no director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2025 held during the period for which he or she was a director, except for Mr. Hill who attended 50% of the meetings of the Board in 2025.

Classified Board of Directors

The Board currently consists of nine (9) directors. Pursuant to the Company’s certificate of incorporation, the Board is divided into three classes, with each Class I director having a term that expires at the Annual Meeting, each Class II director having a term that expires at the 2027 annual meeting of stockholders, and each Class III director having a term that expires at the 2028 annual meeting of stockholders, or, until any such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation, or removal.

Board Leadership Structure

The Board has an independent chairperson, meaning that the positions of Chairperson of the Board and Chief Executive Officer are not held by a single individual. The Board believes that having an independent chairperson ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.

Committees of the Board of Directors

The standing committees of the Board consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board may from time to time establish other committees.

In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues. Copies of the Company’s committee charters are posted on Company’s website (https://www.terrestrialenergy.com) as required by applicable SEC and Nasdaq rules. The information contained on, or that may be accessed through, the Company’s website is not part of, and is not incorporated into, this proxy statement.

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is responsible for, among other things:

●	overseeing our accounting and financial reporting process;
●	appointing, compensating, retaining, and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review, or attest services for us;
●	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
●	pre-approving all audit and non-audit services provided to us by our independent registered public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the SEC);
●	reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;
●	discussing our risk management policies;
●	reviewing and approving or ratifying any related person transactions;
●	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
●	preparing the audit committee report required by SEC rules.

Our Audit Committee consists of Robert Jones, William Johnson, and Hugh MacDiarmid, with Robert Jones serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. The Board has affirmatively determined that each member of the Audit Committee qualifies as “independent” under Nasdaq’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Exchange Act applicable Audit Committee members. In addition, the Board has determined that Hugh MacDiarmid and Robert Jones each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met two (2) times in 2025.

Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”) is responsible for, among other things:

●	reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives, and setting our Chief Executive Officer’s compensation;
●	reviewing and setting or making recommendations to the Board regarding the compensation of our other executive officers;
●	reviewing and making recommendations to the Board regarding director compensation;

●	reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans and arrangements;
●	appointing and overseeing any compensation consultants;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
●	preparing the annual compensation committee report required by SEC rules, to the extent required.

Our Compensation Committee consists of Hugh MacDiarmid, Charles Pardee, and Shawn Matthews, with Hugh MacDiarmid serving as chair. The Board has determined that each of these directors qualify as “independent” under Nasdaq’s additional standards applicable to Compensation Committee members, and the Board or the Compensation Committee meets the requirements of Section 16b-3 of the Exchange Act with respect to acquisitions from the issuer. To the extent permitted by the Company’s bylaws and applicable law, rules, regulations, and listing requirements, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee.

The Compensation Committee utilizes market compensation data from Salary.com for each of its executive officer positions. This data provides benchmark information for both base pay and total compensation for similarly situated companies. Additionally, Salary.com provided consulting services to the Compensation Committee in connection with determining executive compensation. While the Compensation Committee has not yet established a specific target for each executive officer position, the committee uses the comparison group and salary benchmark data to help ensure compensation is reasonably competitive in the industry and local job market.

Our executive officers communicate to the Compensation Committee regarding operational, financial, or other milestones related to bonus determinations. Our Chief Executive Officer participates in setting the executive compensation of other executive officers, and our Chief Financial Officer assists the Compensation Committee in calculating final compensation and award amounts, but our executive officers are otherwise not involved in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee met one (1) time in 2025.

Nominating and Corporate Governance Committee

The Board’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) is responsible for, among other things:

●	identifying individuals qualified to become members of the Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
●	recommending to the Board the persons to be nominated for election as directors and to each committee of the Board;
●	reviewing and recommending to the Board proposed changes to our corporate governance guidelines from time to time; and
●	overseeing the annual evaluations of the Board, its committees and management.

Our Nominating and Corporate Governance Committee consists of Charles Pardee, William Johnson, and Robert Jones, with William Johnson serving as chair. The Board has determined that the members of our Nominating and Corporate

Governance Committee qualify as “independent” under Nasdaq rules applicable to Nominating and Corporate Governance Committee members.

The Nominating and Corporate Governance Committee has not set specific minimum qualifications for director positions. Instead, the Nominating and Corporate Governance Committee will review nominations for election or re-election to the Board on the basis of a particular candidate’s merits and the Company’s needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the Nominating and Corporate Governance Committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the Board, and ability to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender, and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company will be identified, interviewed, and evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee will then be recommended to the full Board.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. Accordingly, although the Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of candidates recommended by stockholders, the Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, other directors, and members of management. Any such nominations should be submitted to the Nominating and Corporate Governance Committee in line with the instructions provided under the caption “Submission of Future Stockholder Proposals and Nominations” below and comply with other specific procedural requirements set forth in the Company’s bylaws.

The Nominating and Corporate Governance Committee did not meet in 2025.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of our executive officers, directors, contractors, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website (https://www.terrestrialenergy.com).

The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website rather than by filing a Current Report on Form 8-K. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be approved by the Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairperson of the Board, the entire Board, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, Terrestrial Energy Inc., 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from management regarding the most significant risks facing the Company. These risks include, without limitation, (i) risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects, or reputation, and (ii) risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters.

Insider Trading, Anti-Hedging and Pledging Policies

We have adopted an Insider Trading Policy containing policies and procedures governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, as well as by the Company itself. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. Our Insider Trading Policy has been filed as required by the rules and regulations of the SEC.

Pursuant to the Company’s Insider Trading Policy, all of our employees, officers, and members of our Board of Directors, including anyone employed by or acting as a director of any of the Company’s subsidiaries, as well as any consultants and contractors engaged by the Company (who are designated as “Staff” as defined by the Company), as well as any immediate family members sharing the household of any of the foregoing are prohibited from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with the reduced public company executive and director compensation disclosure requirements applicable to smaller reporting companies. Additionally, the Company is an “emerging growth company,” as defined in the JOBS Act and the following is intended to comply with the reduced disclosure requirements applicable to emerging growth companies.

Executive Compensation

This section discusses the material components of the executive compensation program of the Company for our executive officers who are named in the “Summary Compensation Table” below. In 2025, our “named executive officers” and their positions (or former positions) were as follows:

●	Simon Irish, Chief Executive Officer and Current Director
●	Shawn Matthews, Former Chief Executive Officer and Current Director
●	Brian Thrasher, Chief Financial Officer
●	Steven Millsap, General Counsel, Secretary, and Chief Compliance Officer

Compensation disclosed in this section for fiscal year 2024 and the portion of fiscal year 2025 before the closing of the Business Combination on October 28, 2025 (the “Closing”) relates to the compensation paid to Messrs. Irish, Thrasher, and Millsap for their service with TEDI when it operated as a private company. As a result of the transition to a public company, the Board approved certain revised executive compensation arrangements in fiscal year 2025, which are intended to align the compensation of our named executive officers with peers and the competitive market for executive talent at similarly situated public companies.

Summary Compensation Table

				Stock Awards	Option	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	($)(2)	Awards ($)(3)	Compensation ($)		Total ($)
Simon Irish	2025	169,453	155,000	12,716,201	—	40,692	(4)	13,081,346
Chief Executive Officer	2024	43,023	—	—	61,876	136,144		241,043
Shawn Matthews(5)	2025	5,479	—	36,741	—	—		42,220
Former Chief Executive Officer	2024	—	—	—	—	—		—
Brian Thrasher(6)	2025	172,727	45,000	—	1,225,000	15,154	(7)	1,457,881
Chief Financial Officer	2024	—	—	—	—	—		—
Steven Millsap(8)	2025	163,551	55,500	—	1,230,000	19,978	(9)	1,469,029
General Counsel and Secretary	2024	—	—	—	—	—		—
(1)	The amount in this column reflects the amount of base salary actually paid during fiscal years 2025 and 2024 to the named executive officers. See “— Base Salaries” below for more details regarding the named executive officers’ salaries.
(2)	Reflects the aggregate grant date fair value of awards of restricted stock and restricted stock units granted during the applicable year calculated in accordance with FASB ASC Topic 718.
(3)	Reflects the aggregate grant date fair value of Options granted during the applicable year calculated in accordance with FASB ASC Topic 718.
(4)	Reflects reimbursement for (i) housing expenses, (ii) $23,516 in legal fees relating to the preparation of Mr. Irish’s employment agreement, and (iii) $10,776 of health insurance premiums paid.
(5)	Mr. Matthews served as Chief Executive Officer of the Company until October 28, 2025. The amounts reported in the Summary Compensation Table for fiscal year 2025 all relate to compensation paid to Mr. Matthews for his service as a non-employee director.
(6)	Mr. Thrasher commenced employment with TEDI on May 20, 2025.
(7)	Reflects $14,846 paid for health insurance premiums and a wellness subsidy.
(8)	Mr. Millsap commenced employment with TEDI on July 23, 2025.
(9)	Reflects $10,000 in reimbursement for relocation costs and health insurance premiums paid.

Outstanding Equity Awards at December 31, 2025

The following table presents information about unexercised options and unvested stock awards that were held by our named executive officers as of December 31, 2025.

	Option Awards						Stock Awards
	Number of
	Securities	Number of					Number of		Market Value
	Underlying	Securities		Option			Shares or Units		of Shares or
	Unexercised	Underlying		Exercise			of Stock That		Units of Stock
	Options (#)	Unexercised Options		Price		Option	Have Not		That Have Not
Name	Exercisable	(#) Unexercisable		($)		Expiration Date	Vested (#)		Vested ($)(1)
Simon Irish	178,812	—		0.15	(2)	6/16/2028
	178,812	—		0.15	(2)	12/31/2029
	107,287	—		2.24		1/24/2031
	98,346	—		2.24		5/19/2032
	2,172,562	—		0.15	(2)	12/31/2034
	21,904	—		2.24		1/1/2043
	26,285	—		2.24		1/1/2043
	24,140	—		2.01		6/16/2038
	4,381	—		2.24		1/1/2045
	2,279,849	—		0.15	(2)	12/31/2034
	119,223	59,589	(3)	2.24		7/14/2033
	59,634	29,772	(4)	2.24		4/1/2043
							1,023,161	(5)	6,251,514
							166,298	(6)	1,016,081

Shawn Matthews							4,925	(7)	30,092

Brian Thrasher	—	156,460		7.83		6/4/2045

Steven Millsap	—	134,109		9.17		7/9/2045

(1)	The market value of unvested and unearned stock awards is based on the closing price of our common stock on December 31, 2025 ($6.11). Vesting is generally subject to continued service through the vest date for each award.
(2)	These option awards have exercise prices tied to Canadian dollars. The amounts presented in the table have been converted to U.S. dollars using a spot rate as of December 31, 2025 of approximately USD $0.72865 to CAD $1.00.
(3)	Represents the unvested portion of options granted on July 14, 2023, vesting in three equal installments on the first, second and third annual anniversaries of the grant date
(4)	Represents the unvested portion of options granted on April 1, 2023, vesting in three equal installments on the first, second and third annual anniversaries of the grant date.
(5)	Represents the unvested portion of time-based stock awards granted on October 21, 2025, vesting in two equal installments on the first and second annual anniversaries of the grant date.
(6)	Represents the unvested portion of time-based stock awards granted on October 28, 2025, vesting in three equal installments on the first, second, and third annual anniversaries of the grant date.
(7)	Represents the unvested portion of time-based stock awards granted on December 18, 2025 that will vest in full on December 31, 2026.

Policies and Practices Related to the Grant of Certain Equity Awards

We make awards of equity to certain employees, including our named executive officers, contractors, and our non-employee directors. The timing of the grant of stock options and other equity awards occurs independent of the release of any material, non-public information, and we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of stock options.

Executive Compensation Arrangements

Simon Irish Employment Agreement

The Company and Simon Irish entered into an employment agreement, effective as of October 28, 2025 and assigned to TEDI as of February 24, 2026, pursuant to which Mr. Irish is employed as the Chief Executive Officer of the Company (the “Irish Employment Agreement”). Mr. Irish is entitled to certain compensation and benefits pursuant to the agreement, including (i) an annual base salary of $500,000, (ii) in each fiscal year of the Company during the term of the Irish Employment Agreement, eligibility for an annual bonus based on the achievement of performance targets established by the Board, with a target opportunity of 60% of base salary (the “Annual Bonus”), and (iii) reimbursement of reasonable expenses for Mr. Irish’s travel to the Company’s office in Charlotte, North Carolina and, in the event Mr. Irish relocates to the Charlotte, North Carolina, area, reimbursement of reasonable relocation expenses, in each case subject to the Company’s travel and relocation policies and procedures. Pursuant to his employment agreement, Mr. Irish also received a grant of 166,298 RSUs under the 2025 Plan. The RSUs will vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to Mr. Irish’s continued employment through each applicable vesting date and accelerated vesting in certain events.

In addition, while the Chief Executive Officer, Mr. Irish will be nominated for the Board.

If Mr. Irish’s employment is terminated by the Company without “Cause,” then, in addition to certain accrued amounts, he is entitled to the following severance, subject to his execution of a release of all claims against the Company and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for (a) 12 months following his termination if such termination is not in relation to a “change of control” (as defined in the Irish Employment Agreement) or (b) 24 months following his termination if such termination occurs in the 3 months preceding or the 12 months following a “change of control,” (with each of the 12-month or 24-month periods, as applicable, the “Severance Period”); (ii) payment of an amount equal to the full target Annual Bonus for the year in which the termination occurs; (iii) accelerated vesting of any time-based vesting equity awards that are scheduled to vest in the 12-month period following the termination; and (iv) reimbursement of the monthly premium for coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earliest to occur of the end of the Severance Period, the date on which Mr. Irish is no longer eligible for COBRA coverage, or the date on which Mr. Irish becomes eligible to participate in another group health plan. The Irish Employment Agreement contains restrictive covenants, including non-competition and non-solicitation covenants effective for 12 months following termination of employment.

For purposes of the Irish Employment Agreement:

“Cause” is defined as Mr. Irish’s (a) conviction of or plea of guilty or no-contest to any felony or any crime involving dishonesty or moral turpitude (meaning a crime that includes the commission of an act of depravity or poor morals); (b) material violation of law, or act of fraud or material dishonesty, in connection with Mr. Irish’s employment; (c) refusal or intentional failure to comply with any material lawful written directive of the Board; (d) material breach of Mr. Irish’s fiduciary duty or duty of loyalty to the Company; (e) material breach of the Irish Employment Agreement, the confidentiality agreement between the Company and Mr. Irish, or any other contract with the Company that is not cured (if capable of cure, as determined by the Company in its reasonable judgment) within ten (10) days after written notice to Mr. Irish identifying the breach; or (f) material violation of any written Company policy that is not cured (if capable of cure, as determined by the Company in its reasonable judgment) within ten (10) days after written notice to Mr. Irish identifying the violation, in each case, as determined by the Board in its discretion.

“Change in Control” is defined as: (i) any “person” becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of a sale or disposition of all or substantially all of the assets of the Company, other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the total combined voting power represented by the Company’s then-outstanding voting securities; (iii) the consummation of a merger, reorganization, share exchange, or consolidation of the Company with or into any other entity, other than a merger, reorganization, share exchange, or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, share exchange, or consolidation; or (iv) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding anything to the contrary set forth herein, if necessary for compliance with Section 409A of the Code, a Change in Control shall not occur unless such transaction satisfies the foregoing and constitutes a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

Brian Thrasher Offer Letter Agreement

The Company entered into an offer letter agreement with Brian Thrasher on April 30, 2025, pursuant to which Mr. Thrasher serves as Chief Financial Officer of the Company. Pursuant to the agreement, Mr. Thrasher is entitled to an annual base salary of $300,000, subject to applicable withholdings and deductions. Mr. Thrasher is also eligible to receive a discretionary annual bonus of up to 15% of his then-applicable annual base salary, with any payment contingent upon individual and Company performance and other factors as determined by the Company in its discretion. Mr. Thrasher received a grant of 156,460 stock options under the Company’s Second Amended and Restated 2024 Stock Plan (the “2024 Plan”), with an exercise price of $7.83 per share, vesting over three years. Mr. Thrasher’s employment is at-will and may be terminated by either party at any time, with or without cause.

On April 16, 2026, TEDI and Mr. Thrasher entered into an employment agreement that replaced the prior agreement discussed above (such new agreement, the “Thrasher Employment Agreement”). Under the Thrasher Employment Agreement, Mr. Thrasher is entitled to certain compensation and benefits, including (i) an annual base salary of $350,000, as may be adjusted from time to time by the Board, (ii) eligibility for an annual bonus as may be awarded by the Board or the Compensation Committee, with a target opportunity of 43% of his base salary, and (iii) eligibility to receive equity awards as may be awarded by the Board or the Compensation Committee under the Company’s 2025 Plan.

If Mr. Thrasher’s employment is terminated by Mr. Thrasher, Mr. Thrasher will be entitled to any salary and annual bonus earned and unpaid through the termination date. If Mr. Thrasher’s employment is terminated by TEDI for “Cause” (as defined in the Thrasher Employment Agreement”), Mr. Thrasher will be entitled to any salary through the termination date. If Mr. Thrasher’s employment is terminated by TEDI without “Cause”, he is entitled to the following severance, subject to his execution of a release of all claims against TEDI and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for 6 months following his termination (such 6-month period, the “Severance Period”); (ii) payment of the pro rata amount, if any, of any annual bonus for the year in which the termination occurs that he would have earned, determined by the number of days in he was employed by TEDI during the year of his termination; (iii) accelerated vesting of any time-based vesting equity awards that are scheduled to vest in the 6 months following the termination date; and (iv) reimbursement of the monthly premium for coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earliest to occur of the end of the Severance Period, the date on which Mr. Thrasher is no longer eligible for COBRA coverage, or the date on which Mr. Thrasher becomes eligible to participate in another group health plan. The Thrasher Employment Agreement contains certain restrictive covenants, including non-competition and non-solicitation covenants effective during the Severance Period.

Steven Millsap Offer Letter Agreement

TEDI entered into an offer letter agreement with Steven Millsap on July 8, 2025, pursuant to which Mr. Millsap serves as General Counsel, Secretary, and Chief Compliance Officer of the Company. Pursuant to the agreement, Mr. Millsap is entitled to an annual base salary of $370,000, subject to applicable withholdings and deductions. Mr. Millsap is also eligible to receive a discretionary annual bonus of up to 15% of his then-applicable annual base salary, with any payment contingent upon individual and Company performance and other factors as determined by the Company in its discretion. Mr. Millsap received a grant of 134,109 stock options under the 2024 Plan, with an exercise price of $9.17 per share, vesting over three years. Mr. Millsap was also provided an allowance of $10,000 to assist with his relocation to Charlotte, North Carolina.  In fiscal year 2026, Mr. Millsap was provided with an additional $10,000 for relocation costs. Mr. Millsap’s employment is at-will and may be terminated by either party at any time, with or without cause. If terminated without cause, Mr. Millsap is entitled to a payment equal to 30 days of his then current base salary.

On April 16, 2026, TEDI and Mr. Millsap entered into an employment agreement that replaced the prior agreement discussed above (such new agreement, the “Millsap Employment Agreement”). Under the Millsap Employment Agreement, Mr. Millsap is entitled to certain compensation and benefits, including (i) an annual base salary of $390,000, as may be adjusted from time to time by the Board, (ii) eligibility for an annual bonus as may be awarded by the Board or the Compensation Committee, with a target opportunity of 40% of his base salary, and (iii) eligibility to receive equity awards as may be awarded by the Board or the Compensation Committee under the Company’s 2025 Plan.

The Millsap Employment Agreement provides for severance in connection with a termination by TEDI without “Cause” and payments for terminations by Mr. Millsap or TEDI with “Cause” on identical terms as those described in the description of the Thrasher Employment Agreement as described above. The Millsap Employment Agreement contains certain restrictive covenants, including non-competition and non-solicitation covenants effective during the Severance Period.

Equity Compensation

Prior to the closing of the Business Combination (the “Closing”), TEDI maintained the 2024 Plan. In connection with the Closing and the adoption of the 2025 Equity Incentive Plan (the “2025 Plan”), no further awards have or will be granted under the 2024 Plan.

In connection with the Business Combination we adopted, and our stockholders approved, the 2025 Plan. The 2025 Plan was designed to facilitate the grant of cash and equity incentives to our and certain of our affiliates’ directors, employees (including our named executive officers) and consultants and to enable us to obtain and retain services of these individuals, which is essential to our long term success.

Other Elements of Compensation

Employee Benefits and Prerequisites

All of our U.S. full-time employees, including our named executive officers who are resident in the United States, are eligible to participate in our health and welfare plans, including medical, dental, and vision benefits, life insurance, short-term and long-term disability, an employee assistance program, and a wellness subsidy. The Company also subsidizes premiums for health benefits for all U.S. based full time employees.

Our Canadian full-time employees, including our named executive officers who are residents in Canada, are eligible for life insurance and a wellness subsidy provided by the Company’s subsidiary, Terrestrial Energy (Ontario) Inc. (“TEON”). We believe the health and welfare benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Our named executive officers, like all of our full-time employees, are also eligible to receive reimbursement of up to $500 per year as a wellness subsidy for items not covered by health benefits but relating to physical and mental health. The Company also maintains a director and officer liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

CEO Transaction Bonus

As of October 21, 2025 (the “Grant Date”), TEDI and Mr. Irish entered into a Restricted Stock Unit Agreement (“RSU Agreement”), pursuant to which Mr. Irish was awarded 1,023,161 RSUs. The RSU Agreement was entered into to recognize the efforts of Mr. Irish in furtherance of completion of the Business Combination and to incentivize Mr. Irish to remain employed beyond the Closing. Pursuant to the RSU Agreement, 50% of the RSUs will vest on the 12-month anniversary of the Grant Date, and the remaining 50% of the RSUs will vest on the 24-month anniversary of the Grant Date, subject to Mr. Irish’s continued employment through each vesting date; provided that, if Mr. Irish is terminated without “Cause” or due to Mr. Irish’s death or disability (each a “Qualifying Termination”), all unvested RSUs will immediately accelerate and become vested as of the date of such Qualifying Termination. In the event that Mr. Irish is terminated as a result of an event that is not a Qualifying Termination, all unvested RSUs held by Mr. Irish pursuant to the RSU Agreement will be automatically forfeited. Vested RSUs will be settled in Common Stock on or before the 10th business day following the applicable vesting date.

In the event of a “change in control” after the completion of the Business Combination, the Board may unilaterally take one or more of the following actions with respect to the RSUs: (i) arrange for the surviving corporation or acquiring corporation to assume or continue the RSU Agreement or substitute a similar stock award; (ii) accelerate the vesting, in whole or in part, of the RSU Agreement; or (iii) cancel or arrange for the cancellation of the RSU Agreement.

For purposes of the RSU Agreement, “Cause” and “Change of Control” each have the same definition as in the Irish Employment Agreement.

Non-Employee Director Compensation Program

The Company historically did not have formal arrangements under which non-employee directors received cash compensation for their service on the Board or its committees prior to the Closing. TEDI had a practice of granting awards under the 2024 Plan to non-employee directors from time-to-time prior to the Closing.

On December 19, 2025, the Board adopted a non-employee director compensation policy which provides that non-employee directors will receive cash and equity compensation for their service on the Board of Directors. The policy provides for cash compensation in the amount of $25,000 annually and an annual equity grant of $25,000 in restricted stock units pursuant to the 2025 Plan. The non-employee directors serving on a Board committee or as the Chairperson of the Board are eligible to receive additional annual cash and equity compensation pursuant to the 2025 Plan. Directors who serve on the Audit Committee receive additional annual compensation of $12,500 in cash and $12,500 in RSUs, while service on the Compensation Committee or the Nominating and Governance Committee each entitles a Director to additional annual compensation of $6,250 in cash and $6,250 in RSUs. The Chairperson of the Board is eligible to receive an additional $25,000 cash retainer and $25,000 in additional restricted stock units pursuant to the 2025 Plan annually. Non-employee directors will also be reimbursed for reasonable travel expenses incurred in connection with in-person attendance at Board of Director meetings in accordance with the Board’s compensation policy and the Company’s reimbursement policies and procedures. Named executive officers and non-employee directors are also subject to the Company’s named executive officer and director perquisite policy.

Any directors who are also employees of the Company are not paid for their service as directors.

The table below summarizes all compensation received by each of the Company’s non-employee directors for services as a director performed during the fiscal year ended December 31, 2025.

DIRECTOR COMPENSATION

	Fees
	earned or		Options
	paid in cash	Stock awards	awards
Name	($)	($)(1)	($)(2)	Total ($)
Frederick Buckman	8,767	58,777	150,000	217,544
David Hill	20,220	29,392	—	49,612
William Johnson	7,671	51,429	—	59,100
Robert Jones	7,671	51,429	350,000	409,100
Hugh MacDiarmid(3)	35,607	51,429	8,400	95,436
Charles Pardee	6,575	44,081	—	50,656
(1)	Reflects the aggregate grant date fair value of awards of restricted stock and restricted stock units granted during the applicable year calculated in accordance with FASB ASC Topic 718.
(2)	Reflects the aggregate grant date fair value of Options granted during the applicable year calculated in accordance with FASB ASC Topic 718.
(3)	Compensation paid to Mr. MacDiarmid before the Business Combination was paid in Canadian dollars. The amounts presented in the table have been converted to U.S. dollars using an average conversion rate for fiscal year 2025 of approximately USD $0.7255 to CAD $1.00.

Shawn Matthews served Chairman and CEO of the Company until October 28, 2025. See “Summary Compensation Table” above for amounts paid to Mr. Matthews during fiscal year 2025 (including amounts paid for his service as a non-employee director after October 28, 2025).

PROPOSAL 2

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Board of Directors has retained UHY LLP (“UHY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. In determining that UHY be retained as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, the Board considered whether the provision of non-audit services by UHY was compatible with maintaining UHY’s independence and concluded that it was. Even if the engagement of UHY is ratified by our stockholders at the Annual Meeting, the Board may in its discretion appoint a different independent registered public accounting firm at any time during the year if it determines that such appointment would be in the best interests of the Company and its stockholders.

A representative of UHY is expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire.

Vote Required for Approval

Our bylaws provide that the affirmative vote of the majority of votes cast by stockholders at the Annual Meeting (excluding any abstentions or broker non-votes) is required to ratify the appointment of UHY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Board Recommendation

The Board recommends that the stockholders vote “FOR” the ratification of the appointment of UHY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Fees

The aggregate fees billed to us or TEDI by UHY for services rendered for each of the fiscal years ended December 31, 2025 and December 31, 2024 are set forth in the table below:

	Fiscal year	Fiscal year
	ended	ended
Fee Category	December 31, 2025	December 31, 2024
Audit fees(1)	$579,125	$314,563
Total fees	$579,125	$314,563

(1) Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings or engagements. The Company did not incur any audit related, tax, or other fees by UHY.

Change in Independent Registered Accounting Firm

As previously reported on our Current Report on Form 8-K, dated November 21, 2025, the Audit Committee approved the dismissal of WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of HCM II prior to the consummation of the Merger, as the independent registered public accounting firm of the Company, effective as of the date of notice to Withum, which was delivered to Withum on Monday, November 24, 2025.

The report of Withum on the financial statements of HCM II for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles except for the explanatory paragraph describing an uncertainty about HCM II’s ability to continue as a going concern. The report of Withum on HCM II’s report on the financial statements of HCM II for the year ended December 31, 2024 included an emphasis of matter paragraph with respect to the restatement of financial statements to correct the inclusion of a transaction with HCM II’s underwriter in the related party transaction footnote.

During the period from April 4, 2024 (HCM II’s inception) through September 30, 2025 and the subsequent interim period preceding Withum’s dismissal, there were no (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company provided Withum with a copy of the foregoing disclosures reproduced in this proxy statement and received a letter from Withum addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K, stating that they agree with the above statements. This letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 21, 2025.

Pre-Approval Practice

The Audit Committee’s responsibilities include establishing policies and procedures for the review and pre-approval by the Audit Committee of, and approving or pre-approving, all auditing services and permissible non-audit services to be performed by our independent registered public accounting firm, and any non-audit services to be performed by any other accounting firm. Our Audit Committee has adopted procedures for the pre-approval of services to be performed by our independent public accountants. Pursuant to this pre-approval policy, the Audit Committee considers, at least annually, and approves the terms of the audit engagement. The Audit Committee members review both a listing of any newly requested services subject to pre-approval since its last review of services and a report summarizing any such services, provided or anticipated to be provided by the auditor and the related fees and costs. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis, prior to the performance of the auditor. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent public accountants and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval by the chair of the Audit Committee if approval is needed between Audit Committee meetings. Any such interim approvals must be reported to the Audit Committee at its next scheduled meeting. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s and the PCAOB’s rules on auditor independence and is compatible with maintaining the independence of the Company’s public accountants.

All fees described above related to audit services were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2025 with management and its independent registered public accounting firm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2025 be included in the Company’s Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. Respectfully submitted by the Audit Committee.

Robert Jones (Chair)

William Johnson

Hugh MacDiarmid

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has adopted a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the company without the approval of the Audit Committee, subject to certain exceptions.

Securities and Exchange Commission rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of any class of the Company’s voting securities, or an immediate family member of any of those persons. Since January 1, 2024, the Company has not participated in any such related party transaction except as follows:

Founder Shares

On April 8, 2024, HCM Investor Holdings II, LLC (the “Sponsor”) made a capital contribution of $25,000, or approximately $0.004 per share, to cover certain of the Company’s expenses, for which the Company issued 5,750,000 founder shares to the Sponsor. On August 19, 2024, the Sponsor transferred 25,000 founder shares to each of the Company’s then three independent directors at their original purchase price. In connection with the domestication of HCM II to the Company, the founder shares were converted into shares of Common Stock. At December 31, 2025, the Sponsor held 5,675,000 shares of Common Stock.

Private Placement Warrants

The Sponsor and Cantor Fitzgerald & Co. (“Cantor”), the representative of the underwriters in the Company’s initial public offering or “IPO”, purchased an aggregate of 6,850,000 private placement warrants, all of which are exercisable to purchase one share of Common Stock at a price of $11.50 per warrant, or $6,850,000 in the aggregate, in a private placement simultaneously with the closing of the IPO. Of those 6,850,000 private placement warrants, the Sponsor purchased 4,275,000 warrants and Cantor purchased 2,575,000 warrants. The private placement warrants are identical to the warrants sold in the IPO except that, so long as they are held by the Sponsor or its permitted transferees, the private placement warrants (i) are entitled to registration rights and (ii) with respect to private placement warrants held by Cantor, will not be exercisable more than five (5) years from the commencement of sales in their offering in accordance with FINRA Rule 5110(g)(8).

The non-managing sponsor investors indirectly purchased, through the purchase of non-managing sponsor membership interests, an aggregate of 3,500,000 of the 6,850,000 private placement warrants at a price of $1.00 per warrant ($3,500,000 in the aggregate) in a private placement simultaneously with the closing of the IPO. Such non-managing sponsor investors hold a total of 81.9% of the Sponsor’s 4,275,000 private placement warrants. The Sponsor issued membership interests at a nominal purchase price to the non-managing sponsor investors reflecting interests in an aggregate of 2,800,000 shares of the Company’s Common Stock. The private placement warrants held by the Sponsor, including the private placement warrants represented by the non-managing sponsor investors’ membership interests, are subject to a lock-up agreement however, the non-managing sponsor investors are not subject to transfer restrictions or a lock-up agreement on any units (or underlying Common Stock or warrants) that they may have purchased in the IPO or in the open market.

Immediately prior to the Closing, working capital loans in the amount of $1,267,599 made to the Company by the Sponsor or its affiliates converted into 1,267,599 warrants to acquire one (1) share of Common Stock at the price of $11.50  per warrant.

Promissory Note-Related Party

The Sponsor loaned the Company an aggregate of $300,000 to be used for a portion of the expenses of the IPO. The loan was non-interest bearing, unsecured and due at the earlier of December 31, 2024 or the closing of the IPO. The Company repaid all the outstanding balance of the note at the closing of the IPO on August 19, 2024. Borrowings under the note are no longer available.

Administrative Services Agreement and Related Party Loans

The Company entered into an agreement, commencing on August 15, 2024, through the earlier of consummation of a business combination and the liquidation of the Company, to pay the Sponsor $15,000 per month for office space, utilities and secretarial and administrative support services. In order to finance the payments under such agreement and the transaction costs of the Company incurred in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors loaned the Company funds an aggregate of $1,267,599 (the “Working Capital Loans”). Up to $1,500,000 of the Working Capital Loans was eligible to be converted into warrants of the Company, as the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. Immediately prior to the consummation of the  Business Combination, the Working Capital Loans in the amount of $1,267,599 made to the Company by the Sponsor or its affiliates converted into 1,267,599 warrants to purchase an equal number of shares of Common Stock, exercisable at the price of $11.50  per share.

Registration Rights Agreement

On October 28, 2025, the Company, Cantor and the Sponsor entered into the Registration Rights Agreement, pursuant to which, among other things, the Sponsor, certain stockholders of the Company and the other parties thereto are entitled to customary piggyback registration rights and demand registration rights, on the terms and subject to the conditions therein, with respect to securities of the Company that they hold following the consummation of the Business Combination.

Second Amended and Restated Exchange and Support Agreement

Concurrently with the Closing, the Company entered into a Second Amended and Restated Exchange and Support Agreement with Terrestrial Energy Canada (Call) Inc. and the ExchangeCo (the “A&R Exchange Agreement”). The A&R Exchange Agreement contains customary provisions and covenants that are intended to ensure that the equity ownership in ExchangeCo is economically equivalent to equity ownership in the Company in respect of dividends, distributions, splits, combinations, reclassifications, or similar events affecting the Company. At the option of the shareholder, each Exchangeable Share can be converted into Common Stock at any time.

TEDI Related Person Transactions

On December 23, 2024,TEDI entered into the  entered into an agreement and plan of merger providing for the merger of Terrestrial Energy USA, Inc. into a wholly owned subsidiary of TEDI, pursuant to which SWH Capital LLC, which was wholly owned by the Chief Executive Officer of the Company, received 2,818,520 shares of Common Stock.

From April 2024 through February 2025, TEDI entered into subscription and exchange agreements for an offering of units with various investors, including related parties. Each unit was comprised of (i) a convertible note and (ii) ten (10) warrants expiring July 31, 2028 to buy common stock of TEDI at $2.24 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner. Shawn Matthews purchased $4,000,000 aggregate principal amount of 8% Convertible Note due 2026 issued by TEDI (the “Terrestrial Convertible Notes”); Frederick Buckman purchased $50,000 aggregate principal amount of Terrestrial Convertible Notes directly; the Frederick and Marion Buckman Family Trust dated July 25, 2014, purchased $106,093 aggregate principal amount of Terrestrial Convertible Notes; Frederick W. Buckman Jr. purchased $312,493 aggregate principal amount of Terrestrial Convertible Notes; Hugh MacDiarmid purchased $184,370 aggregate principal amount of Terrestrial Convertible Notes; David Hill purchased $131,247 aggregate principal amount of Terrestrial Convertible Notes; Simon Irish purchased $100,000 aggregate principal amount of Terrestrial Convertible Notes directly and $212,493 aggregate principal amount of Terrestrial Convertible Notes through a benefit plan of which he is the sole beneficiary; David LeBlanc purchased $42,500 aggregate principal amount of Terrestrial Convertible Notes directly, as well as $97,750 aggregate principal amount of Terrestrial Convertible Notes indirectly through an entity wholly owned by his wife; and Charles Pardee purchased $50,000 aggregate principal amount of Terrestrial Convertible Notes. Each Terrestrial Convertible Note that was outstanding immediately prior to the closing of the Business Combination was cancelled and automatically converted pursuant to its terms, and the holder thereof became entitled to receive, a number of shares of Common Stock equal to (A) the outstanding amount of such Terrestrial Convertible Note, including any accrued and unpaid interest, divided by (B) $7.91 (seventy-five percent of the $10.54 redemption price).

DELINQUENT SECTION 16(A) REPORTS

Section 16 of the Exchange Act requires the directors, certain officers, and beneficial owners of more than ten percent of a class of securities registered under Section 12 of the Exchange Act to file reports with the SEC indicating their holdings of and transactions in such securities and to provide copies of such reports to the issuer of such securities. Based solely upon a review of the copies of the reports furnished to the Company, the Company believes all such reporting persons complied with such reporting obligations during the fiscal year ended December 31, 2025, except for a late Form 3 filing made by Roberto M. Sella made on January 22, 2026.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS AND NOMINATIONS

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2027 annual meeting of stockholders must be received no later than February 11, 2027. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials. Such shareholder proposals must be delivered to the Company’s Secretary at 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217.

Requirements for stockholder nominations or other business to be brought before the 2027 annual meeting of stockholders. A stockholder may nominate individual(s) for election to our Board or propose other business for consideration by our stockholders at the 2027 annual meeting of our stockholders, provided that the stockholder(s) and nominee(s) or business satisfy the requirements in our bylaws. Notice of nominations of individuals for election to our Board or the proposal of other business to be considered by our stockholders at the 2027 annual meeting of our stockholders must be in the form provided to the stockholder upon written request to the Company’s Secretary and include the verification required by our bylaws. Such notice must be delivered to the Company’s Secretary at 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217 not earlier than November 30, 2026 and not later than December 30, 2026. In addition, such notice must set forth the information required by our bylaws with respect to each director nominee including, but not limited to, a completed questionnaire (in the form provided by the Company’s Secretary upon written request), and/or each item of other business, including, but not limited to, a description in reasonable detail of the business, the reasons why such business would be in the best interests of the Company, and the text of the proposal or business and the certain information about the stockholder making the nomination or proposing the business, any other person or entity on whose behalf the nomination is being made or other business is proposed, and their affiliates and associates, including, but not limited to, beneficial ownership information and information that would be required in a proxy statement or other filing pursuant to Section 14(a) of the Exchange Act.

Universal proxy requirements. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single copy of their proxy materials to any household at which two or more stockholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding, which may affect certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple copies of the proxy materials. Those options are available to you at any time.

ANNUAL REPORT

We filed an Annual Report on Form 10-K with the SEC on March 30, 2026. We make available on our website, www.terrestrialenergy.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Stockholders may also obtain a copy of these reports, without charge, upon request to: 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217, Attention: General Counsel and Secretary.

OTHER MATTERS

As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast in the discretion of the proxy holders at the Annual Meeting. The Board does not know of any such other business.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V92359-P51165 1a. Frederick Buckman 1b. William Johnson 1c. Hugh MacDiarmid For Against Abstain TERRESTRIAL ENERGY INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: TERRESTRIAL ENERGY INC. 2730 W TYVOLA ROAD, SUITE 100 CHARLOTTE, NC 28217 Nominees: 1. Election of Class I Directors 2. To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! ! ! For Withhold VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IMSR2026 You may attend and vote at the Annual Meeting and any adjournment or postponement thereof solely by remote communication, virtually at www.virtualshareholdermeeting.com/IMSR2026. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V92360-P51165 TERRESTRIAL ENERGY INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 11, 2026 10:00 AM EDT THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) each of Brian Thrasher and Steven Millsap, as proxy and attorney in fact, each with full power of substitution and re-substitution to represent and to vote with all power and authority that the undersigned stockholder would possess if personally present, as designated on the reverse side of this proxy card, all of the shares of Common Stock of TERRESTRIAL ENERGY INC. that the undersigned stockholder(s) is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT, on June 11, 2026, solely by means of remote communication, virtually at www.virtualshareholdermeeting.com/IMSR2026, and any adjournment or postponement thereof. The undersigned stockholder hereby revokes any previously submitted proxy with respect to the Annual Meeting or any adjournment or postponent thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as to proposals 1 and 2 and in the discretion of either proxy as to proposal 3. Continued and to be signed on reverse side